Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADDED BY

SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Marco Community Bancorp, Inc. (the “Company”), on Form 10-K for the period ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Richard Storm, Jr., Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 16, 2010	By:	/s/ Richard Storm, Jr.
Richard Storm, Jr.
Principal Executive Officer